Exhibit 4.2

EIGHTEENTH SUPPLEMENTAL INDENTURE
CARRIZO OIL & GAS, INC.,
the Subsidiary Guarantors named herein
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

6.25% Senior Notes due 2023

May 20, 2015

TABLE OF CONTENTS
ARTICLE ONE GUARANTEE    1
SECTION 101    Guarantee.    1
ARTICLE TWO MISCELLANEOUS PROVISIONS    2
SECTION 201    Integral Part.    2
SECTION 202    General Definitions.    2
SECTION 203    Adoption, Ratification and Confirmation.    2
SECTION 204    The Trustee.    2
SECTION 205    Counterparts.    2
SECTION 206    Governing Law.    2

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CARRIZO OIL & GAS, INC.
EIGHTEENTH SUPPLEMENTAL INDENTURE
THIS EIGHTEENTH SUPPLEMENTAL INDENTURE, dated as of May 20, 2015 is among Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), Carrizo (Permian) LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (the “Guaranteeing Subsidiary”), the existing Subsidiary Guarantors (as defined in the Indenture referred to below) and Wells Fargo Bank, National Association (the “Trustee”).
W I T N E S S E T H :
WHEREAS, the Company, certain of its Subsidiaries and the Trustee heretofore executed and delivered an Indenture, dated as of May 28, 2008 (as amended and supplemented by a Second Supplemental Indenture among the Company, certain of its Subsidiaries, and the Trustee, dated as of May 14, 2009, a Third Supplemental Indenture among the Company, one of its Subsidiaries, and the Trustee, dated as of October 19, 2009, and a Sixteenth Supplemental Indenture among the Company, certain of its Subsidiaries, and the Trustee, dated as of April 28, 2015, the “Indenture”), providing for the issuance of the Company’s 6.25% Senior Notes due 2023 (the “Senior Notes”) and Guarantees of the Senior Notes by certain of the Company’s Subsidiaries;
WHEREAS, Section 4.15 of the Indenture provides that under certain circumstances a Restricted Subsidiary of the Company that is not already a Subsidiary Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall become a Subsidiary Guarantor; and
WHEREAS, the Company, pursuant to the terms and provisions of the Indenture, proposes in and by this Supplemental Indenture to supplement and amend the Indenture insofar as it will apply only to the Senior Notes in certain respects;
NOW, THEREFORE:
To comply with the provisions of the Indenture and in consideration of the premises provided for herein, the Guaranteeing Subsidiary, the Company, the existing Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Senior Notes as follows:
ARTICLE ONE
GUARANTEE
SECTION 101    Guarantee.
The Guaranteeing Subsidiary hereby agrees by execution of this Supplemental Indenture, with respect to the Senior Notes, to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor to the extent provided for in Article X of the Indenture.

ARTICLE TWO
MISCELLANEOUS PROVISIONS
SECTION 201        Integral Part.
This Supplemental Indenture constitutes an integral part of the Indenture.
SECTION 202        General Definitions.
For all purposes of this Supplemental Indenture:
(a)    capitalized terms used herein without definition shall have the meanings specified in the Indenture; and
(b)    the terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Supplemental Indenture.
SECTION 203        Adoption, Ratification and Confirmation.
The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.
SECTION 204        The Trustee.
The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Subsidiary Guarantors named herein.
SECTION 205        Counterparts.
This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.
SECTION 206        Governing Law.
THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Eighteenth Supplemental Indenture to be duly executed as of the day and year first written above.
CARRIZO OIL & GAS, INC.

By:    /s/ David L. Pitts
David L. Pitts
    Vice President and Chief Financial Officer

GUARANTEEING SUBSIDIARY

CARRIZO (PERMIAN) LLC

By:    /s/ David L. Pitts
    David L. Pitts
Vice President and Chief Financial Officer

EXISTING SUBSIDIARY GUARANTORS

BANDELIER PIPELINE HOLDING, LLC
CARRIZO (EAGLE FORD) LLC
CARRIZO (MARCELLUS) LLC
CARRIZO (MARCELLUS) WV LLC
CARRIZO (NIOBRARA) LLC
CARRIZO (UTICA) LLC
CARRIZO MARCELLUS HOLDING INC.
CLLR, INC.
HONDO PIPELINE, INC.
MESCALERO PIPELINE, LLC

By:    /s/ David L. Pitts
    David L. Pitts
    Vice President and Chief Financial Officer

Signature Page - Eighteenth Supplemental Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:    /s/ John C. Stohlmann
    John C. Stohlmann
    Vice President

Signature Page - Eighteenth Supplemental Indenture